SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 24, 2014

NANOVIRICIDES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-1379006	76-0674577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Wood Street, Suite 205 West Haven, Connecticut		06516
(Address of Principal Executive Offices)		(Zip Code)

(203) 937-6137
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

From February 18, 2014 to February 20, 2014, the Registrant’s President and Chairman Dr. Anil Diwan purchased an aggregate of 50,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) in open market transactions. On February 25, 2014, Dr. Diwan repaid $83,900 to the Company as a result of the “short term profits” accrued from the sale of Common Stock at a higher price and the later purchase at a lower price.

Dr. Diwan originally purchased certain shares of Common Stock in February, 2013. Subsequently, Dr. Diwan sold a portion of these shares as reported on October 21, 2013. Dr. Diwan purchased 50,000 shares of Common Stock, as reported on a Form 4 filed with the Securities and Exchange Commission on February 24, 2014. Since this repurchase fell within the limitations of Section 16(b) of the Securities and Exchange Act of 1934, which relates to “short term sales” by “insiders” of a public company, Dr. Diwan disgorged the resulting net profits of $83,900 on February 25, 2014.

Item 9.01	Financial Statement and Exhibits.

99.1	Press Release dated February 26, 2014

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NANOVIRICIDES, INC.

Date: February 26, 2014	By:	/s/ Eugene Seymour, MD
Name: Eugene Seymour Title: Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description

99.1	Press Release February 26, 2014